April 30, 2018

Bank of America Announces Redemption of $3.5 Billion of Trust Preferred Securities

CHARLOTTE - Bank of America Corporation announced today that it has submitted redemption notices to the property trustee for each trust listed in the table below, which will result in the redemption of all the trust preferred securities of each trust on June 6, 2018. The trust preferred securities will be redeemed at the applicable redemption price calculated as noted in the table below (either as a percentage of the liquidation amount or at a “make-whole” redemption price*), plus accrued and unpaid distributions to, but not including, the redemption date also as noted in the table below. All of the redemptions are being effected under the optional redemption provisions applicable to the trust preferred securities of each trust.

The trust preferred securities are being redeemed, along with the common securities issued by the applicable trust and held by Bank of America or its affiliates, as a result of the concurrent redemption in whole by Bank of America of its junior subordinated notes held by each trust listed in the table below which underlie the respective series of trust preferred securities.

The redemptions are being made pursuant to Bank of America’s capital plan. Bank of America has received all necessary approvals for these redemptions. Upon the redemption of the trust preferred securities and the extinguishment of the related junior subordinated notes issued by Bank of America, expected to occur in the second quarter of 2018, Bank of America will record a charge to other income and pretax income estimated to be approximately $800 million, subject to certain redemption price calculations at that time.

CUSIP/ISIN	Trust	Title of Security	NYSE Ticker Symbol	Aggregate Liquidation Amount Outstanding	Redemption Price	Accrued and Unpaid Distributions per Security	Trustee/ Paying Agent
05518F209	BAC Capital Trust VI	5⅝% Capital Securities	_	$26,505,000 ($1,000 per Security)	Make-whole redemption price*	$13.7500000	The Bank of New York Mellon
XS0226849221	BAC Capital Trust VII	5¼% Capital Securities	_	£4,100,000 (£50,000 per Security)	Make-whole redemption price*	£834.2465753	The Bank of New York Mellon
056335AA0	BAC Capital Trust XI	6⅝% Capital Securities	_	$657,756,000 ($1,000 per Security)	Make-whole redemption price*	$2.3923611	The Bank of New York Mellon / The Bank of New York Mellon London Branch
62874FAA7	NB Capital Trust III	Floating Rate Capital Securities	_	$131,498,000 ($1,000 per Security)	100%	$4.1050608	The Bank of New York Mellon

CUSIP/ISIN	Trust	Title of Security	NYSE Ticker Symbol	Aggregate Liquidation Amount Outstanding	Redemption Price	Accrued and Unpaid Distributions per Security	Trustee/ Paying Agent
33889WAA4	Fleet Capital Trust V	Floating Rate Capital Securities	_	$79,320,000 ($1,000 per Security)	100%	$6.9728472	The Bank of New York Mellon
06605VAA5	BankBoston Capital Trust III	Floating Rate Capital Securities	_	$53,140,000 ($1,000 per Security)	100%	$6.6273194	The Bank of New York Mellon
06605YAA9	BankBoston Capital Trust IV	Floating Rate Capital Securities	_	$102,379,000 ($1,000 per Security)	100%	$6.6182000	The Bank of New York Mellon
59025D207	Merrill Lynch Capital Trust III	Trust Preferred Securities	MER PrP	$750,000,000 ($25 per Security)	100%	$0.4148438	The Bank of New York Mellon
55263KAA9	MBNA Capital B	Floating Rate Capital Securities, Series B	BAC/27	$70,471,000 ($1,000 per Security)	100%	$3.1580500	The Bank of New York Mellon
066047AA9	BankAmerica Capital III	Floating Rate Capital Securities, Series 3	_	$102,881,000 ($1,000 per Security)	100%	$4.1333942	Deutsche Bank Trust Company Americas
222388209	Countrywide Capital V	7% Capital Securities	CFC PrB	$1,495,000,000 ($25 per Security)	100%	$0.1701389	Deutsche Bank Trust Company Americas

*
The make-whole redemption price will be calculated on the third business day prior to the redemption date in accordance with the terms of the trust preferred securities and the junior subordinated notes which underlie the trust preferred securities of the applicable trust. On or about the calculation date, Bank of America expects to publish the actual make-whole redemption price in the Investor Relations–Financial Information–Financial Press Releases section of its website at www.bankofamerica.com.

The addresses of the trustees/paying agents for the trusts listed in the table above are as follows:

The Bank of New York Mellon
101 Barclay Street 8 West
New York, New York 10286

The Bank of New York Mellon London Branch
One Canada Square, London E14 5AL

Deutsche Bank Trust Company Americas
60 Wall Street, 16th Floor
New York, New York 10005

Bank of America

Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 47 million consumer and small business relationships with approximately 4,400 retail financial centers, approximately 16,000 ATMs, and award-winning digital banking with approximately 36 million active users, including approximately 25 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

Forward-looking statements

Certain information contained in this news release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions difficult to predict or beyond our control. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed in our 2017 Annual Report on Form 10-K and subsequent Securities and Exchange Commission filings. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom.

www.bankofamerica.com

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CONTACT:

Investors May Contact:
Lee McEntire, Bank of America, 1.980.388.6780
Jonathan G. Blum, Bank of America (Fixed Income), 1.212.449.3112

Reporters May Contact:
Lawrence Grayson, Bank of America, 1.704.995.5825
lawrence.grayson@bankofamerica.com

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